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Carolina Power & Light Company
SUPPLEMENTAL  DATA                                     Three Months Ended         Nine Months Ended          Twelve Months Ended
                                                          September 30              September 30                September 30

                                                        1997       1996          1997        1996            1997          1996
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Operating Revenues (in thousands)
  Residential                                       $  310,251  $ 279,468    $  750,113  $  768,131    $    974,134   $    999,794
  Commercial                                           193,713    176,561       493,684     478,477         643,087        627,484
  Industrial                                           206,230    200,371       561,735     542,600         740,723        722,688
  Government and municipal                              21,766     18,651        58,667      57,676          76,382         76,861
  Power Agency contract requirements                    28,672     30,101        57,418      78,975          75,238         99,276
  NCEMC                                                 68,666     65,141       169,365     189,571         214,447        256,794
  Other wholesale                                       23,041     21,196        67,301      63,091          91,672         83,837
  Other utilities                                       40,314     26,497        89,158      82,606         111,629        102,741
  Miscellaneous revenue                                 14,188     13,604        41,507      40,016          56,207         52,519
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            Total Operating Revenues                $  906,841  $ 831,590    $ 2,288,948 $ 2,301,143   $  2,983,519   $  3,021,994
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Energy Sales (millions of kWh)
  Residential                                            3,697      3,288         9,416       9,736          12,290         12,716
  Commercial                                             2,984      2,682         7,612       7,339           9,889          9,599
  Industrial                                             3,953      3,750        11,345      10,775          15,027         14,411
  Government and municipal                                 379        323           989         978           1,274          1,293
  Power Agency contract requirements                       779        693         1,619       2,078           2,064          2,649
  NCEMC                                                  1,359      1,122         3,131       3,075           4,004          4,343
  Other wholesale                                          484        464         1,531       1,447           2,097          1,940
  Other utilities                                        1,339      1,139         3,524       3,791           4,632          4,716
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            Total Energy Sales                          14,974     13,461        39,167      39,219          51,277         51,667
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Energy Supply (millions of kWh)
  Generated - coal                                       7,424      6,999        18,683      19,026          24,517         24,871
              nuclear                                    5,491      4,806        16,106      15,290          21,100         20,338
              hydro                                        105        150           677         673             886            898
              combustion turbines                           95         27           145          56             156             58
  Purchased                                              2,251      1,985         4,832       5,709           6,418          7,516
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            Total Energy Supply (Company Share)         15,366     13,967        40,443      40,754          53,077         53,681
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Detail of Income Taxes (in thousands)
  Included in Operating Expenses
    Income tax expense (credit) - current           $  134,217  $  94,214    $  264,040  $  219,234    $    206,756   $    203,807
                                  deferred             (16,446)    (9,480)      (58,287)     14,990          44,982         97,545
                                  investment tax
                                  credit adjustments    (2,558)    (2,611)       (7,675)     (7,834)        (10,286)        (9,520)
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        Subtotal                                       115,213     82,123       198,078     226,390         241,452        291,832
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    Harris Plant deferred costs - investment tax
                                  credit adjustments       (30)       (74)         (130)       (223)           (193)          (297)
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            Total Included in Operating Expenses       115,183     82,049       197,948     226,167         241,259        291,535
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  Included in Other Income
    Income tax expense (credit) - current               (4,728)    (5,945)      (10,413)    (17,571)        (19,249)       (27,717)
                                  deferred                 (61)       457           499       3,252           9,806          5,390
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            Total Included in Other Income              (4,789)    (5,488)       (9,914)    (14,319)         (9,443)       (22,327)
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               Total Income Tax Expense             $  110,394  $  76,561    $  188,034  $  211,848    $    231,816   $    269,208
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FINANCIAL STATISTICS

Ratio of earnings to fixed charges                                                                             4.11           4.05
Return on average common stock equity                                                                         13.79%         13.87%
Book value per common share                                                                            $      19.51   $      18.71
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Capitalization ratios
    Common stock equity                                                                                       53.40%         50.75%
    Preferred stock - redemption not required                                                                  1.13           2.72
    Long-term debt, net                                                                                       45.47          46.53
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            Total                                                                                            100.00%        100.00%
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See Notes to Consolidated Interim Financial
Statements.



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